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                                                                     Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement dated as of May 4, 1999 (this "Agreement") is made by and among Braun Consulting, Inc., an Illinois corporation (the "Corporation"), Michael J. Evanisko ("Evanisko"), James M. Kalustian ("Kalustian"), and Paul J. Bascobert ("Bascobert") ("Evanisko", "Kalustian" and "Bascobert" collectively, the "Vertex Shareholders").

     WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of May 4, 1999, by and among the Corporation, Vertex Partners, Inc., a Massachusetts corporation ("Vertex"), and the Vertex Shareholders, the Corporation has agreed to acquire all of the outstanding shares of common stock, par value $0.01 per share ("Vertex Common Stock"), of Vertex held by the Vertex Shareholders in exchange for an aggregate of 1,512,373 shares of the Corporation's common stock, no par value ("Common Stock"); and

     WHEREAS, as a condition of the sale of shares of Vertex Common Stock to the Corporation, the Vertex Shareholders have required that the Corporation enter into this Agreement to provide the Vertex Shareholders certain rights to register their shares of Common Stock; and

     WHEREAS, Braun owns shares of the Corporation's Common Stock and the Corporation wishes to provide Braun rights to register his shares of Common Stock;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          1.1 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect;

          1.2 The term "Holder" means any Vertex Shareholder, Steven J. Braun ("Braun"), Jennifer A. Braun, any of the children of Braun, any trust established for the benefit of Jennifer A. Braun or any of the children of Braun, and any other person or entity holding Registrable Securities to whom the registration rights granted in this Agreement have been transferred pursuant to
Section 11 hereof;

          1.3 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement; and
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          1.4  The term "Registrable Securities" means (1) the Common Stock issued to the Vertex Shareholders pursuant to Section 1.2 of the Stock Purchase Agreement; (2) the Common Stock issued to the Vertex Shareholders upon exercise of options granted by the Corporation to the Vertex Shareholders; (3) the Common Stock issued to the Vertex Stockholders pursuant to Article V of the Stock Purchase Agreement; (4) Common Stock held by any other Holder; and (5) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities may be resold without any restriction under the Securities Act.

          1.5  The term "SEC" means the Securities and Exchange Commission;

          1.6 The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect; and

          1.7 The term "Vertex Shares" means (1) the Common Stock issued to the Vertex Shareholders pursuant to Section 1.2 of the Stock Purchase Agreement; (2) the Common Stock issued to the Vertex Shareholders upon exercise of options granted by the Corporation to the Vertex Shareholders; (3) the Common Stock issued to the Vertex Stockholders pursuant to Article V of the Stock Purchase Agreement; and (4) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock.

     Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Stock Purchase Agreement.

     2. Corporation Registration. Subject to Section 6 of this Agreement, if at any time, or from time to time, the Corporation determines to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of other stockholders, solely for cash on a form that would also permit the registration of the Registrable Securities (other than on Form S-4, S-8 or any successor forms thereto) the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty (30) days after mailing of any such notice by the Corporation, the Corporation shall use, subject to the limitations set forth in
Section 6.1, its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested be registered. Notwithstanding the foregoing, no such notice need be given of any determination by the Corporation to register any of its Common Stock on Form S-3 (or any successor form thereto) under the Securities Act in connection with any re-offering or re-sale of such securities by a stockholder who or which received such securities in connection with any merger, acquisition, consolidation or similar transaction involving the Corporation and the Corporation

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shall not be under any obligation hereunder to include in any such registration the Registrable Securities of any Holder.

     3. Obligations of the Corporation. Whenever required under Section 2 to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

          3.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Corporation shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days.

          3.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          3.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          3.4 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary for the distribution of the securities covered by the registration statement, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualifica tion of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction.

          3.5 Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Securities.

     4. Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the Holders shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

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     5.  Corporation Registration Expenses.  All expenses (excluding underwriters' discounts and commissions) incurred in connection with a registration pursuant to Section 2, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the Holders in such registration and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Corporation; provided, however, that if the registration is of exclusively a secondary offering, the Holders shall bear their proportionate share of the expenses incurred in connection with any registration (provided all stockholders registering shares thereunder bear their proportionate share of expenses), except expenses which the Corporation would have incurred whether or not the securities held by the Holders were included in such registration (including, without limitation, the expense of preparing normal audited or unaudited financial statements).

     6.  Underwriting Requirements.

          6.1 In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Registrable Securities in such underwriting unless the Holders of such Registrable Securities accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. Except as permitted by the next succeeding sentence, if the total amount of securities that all Holders request to be included in an underwritten offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no other securities of any stockholder who is not a Holder shall be included in such offering unless all securities which the Holders have requested to be included are included, and the Corporation shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders). Notwithstanding anything in this Agreement to the contrary, (i) securities of a stockholder who is not a Holder may be included in a registration of Common Stock under the Securities Act in connection with the initial underwritten public offering of Common Stock ("Initial Public Offering"), provided that the lesser of (x) 302,475 shares of Common Stock, or
(y) one-third (1/3rd) of the total number of shares of Common Stock to be sold by selling stockholders in connection with the Initial Public Offering, are included in such registration for the account of the Vertex Shareholders (such lesser number of shares, the "Vertex IPO Portion"), and (ii) the Vertex Shareholders may not sell shares of Common Stock in excess of the Vertex IPO Portion pursuant to the Initial Public Offering.

          6.2 With respect to any underwriting of shares, the Corporation shall have the right to designate the managing underwriter or underwriters.

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     7.  Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          8.1 To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          8.2 To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein

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not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and will reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided further that no Holder shall have any liability under this Section 8.2 in excess of the net proceeds actually received by such Holder in the relevant public offering.

          8.3 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 8.

     9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees that while it has a class of equity securities registered under the Exchange Act, it will use its commercially reasonable efforts to:

          9.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement under the Securities Act covering an underwritten public offering filed by the Corporation;

          9.2 file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

          9.3 furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Corporation), and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such

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other reports and documents so filed by the Corporation as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     10. Limitations in Connection with Future Grants of Registration Rights. Without the prior written consent of the Holder or Holders of a majority of the then outstanding Vertex Shares, the Corporation shall not grant rights to cause the Corporation to register any of its securities to any person or entity which rights are senior to, or on a parity with, those of the Holders (it being understood that any grant which may cause a reduction in the number of Registrable Securities to be included in an underwritten public offering for the account of the Vertex Shareholders shall be deemed to be senior to, or on a parity with, the rights of the Holders).

     11. Transfer of Registration Rights. The registration rights of any Holder (and of any permitted transferee of any Holder or its permitted transferees) under this Agreement with respect to any shares of Registrable Securities may be transferred to any transferee who acquires (otherwise than in a registered public offering) at least 50,000 of the Registrable Securities or all Registrable Securities then held by the transferor; provided, however, that the Corporation is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and the transferee executes a written instrument, in form and substance reasonably satisfactory to the Corporation, agreeing to be bound by this Agreement.

     12. Mergers, Etc. The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the Holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

     13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission with confirmation of receipt, or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

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          (i)   if to the Corporation, to:

                Braun Consulting, Inc.
                30 West Monroe, Suite 300
                Chicago, Illinois 60603
                Attention: Steven J. Braun
                Facsimile: (312) 984-7033

                with a copy to:

                Locke Liddell & Sapp LLP
                3400 Chase Tower
                600 Travis
                Houston, Texas 77002
                Attention: Marcus A. Watts
                Facsimile: (713) 223-3717

          (ii)  if to the Vertex Shareholders, to

                James M. Kalustian
                c/o Vertex Partners, Inc.
                2 Atlantic Avenue
                Boston, Massachusetts 02110
                Facsimile: (617) 367-8786

                with a copy to:

                Foley, Hoag & Eliot LLP
                One Post Office Square
                Boston, Massachusetts 02109
                Attention: David H. Feinberg
                Facsimile: (617) 832-7000

          (iii) if to Braun, to:

                Steven J. Braun
                c/o Braun Consulting, Inc.
                30 West Monroe, Suite 300
                Chicago, Illinois 60603
                Facsimile: (312) 984-7033

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     14.  Miscellaneous.

          14.1 Entire Agreement; Effect on Prior Documents. The Agreement contains the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior negotiations, commitments, agreements and understandings, written or oral, between or among them concerning such subject matter.

          14.2 Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least a majority in voting power of the then-outstanding Vertex Shares.

          14.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois without regard to its principles of conflicts of laws.

          14.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14.5 Certain Matters of Construction. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          14.6 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute but one agreement.



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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as a contract under seal as of the date first above written.


                              BRAUN CONSULTING, INC.

                                  /s/ Gregory A. Ostendorf
                              By:_____________________________________
                                 Gregory A. Ostendorf, Secretary


                              /s/ Michael J. Evanisko
                              ________________________________________
                              Michael J. Evanisko


                              /s/ James M. Kalustian
                              ________________________________________
                              James M. Kalustian


                              /s/ Paul J. Bascobert
                              ________________________________________
                              Paul J. Bascobert

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